As filed with the Securities and Exchange Commission on August 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chijet Motor Company, Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

No. 8, Beijing South Road

Economic & Technological Development Zone Yantai,

Shandong, CN-37 264006

People’s Republic of China

Tel: +86-0535-2766221

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(Name, address, and telephone number of agent for service)

Copies to:

Pang Zhang-Whitaker, Esq.

Guy Ben-Ami, Esq.

Carter Ledyard & Milburn LLP

28 Liberty Street, 41st Floor

New York, NY 10022

(212) 238-8844

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 6, 2024

Prospectus

Chijet Motor Company, Inc.

US$200 million

Ordinary Shares

Debt Securities

Warrants

Subscription Rights

Units

We may offer and sell from time to time ordinary shares, debt securities, warrants, subscription rights or units of Chijet Motor Company, Inc. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$200 million. Debt securities, subscription rights and warrants may be convertible into or exercisable or exchangeable for our ordinary shares or other securities. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 22 of this prospectus.

The ordinary shares are listed on the NASDAQ Global Market under the symbol “CJET.” On August 5, 2024, the last reported sale price of the Ordinary Shares on the NASDAQ Global Market was US$2.92 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates on July 23, 2024, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.11 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000.

As of the date of this prospectus, our issued and outstanding share capital consists of Ordinary Shares. See “Description of Share Capital.”

Chijet Motor Company, Inc. is a Cayman Islands exempted company structured as a holding company primarily operating in China through its PRC subsidiaries.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

For a summary, see “Item 4A. History and Development of the Company” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We and our subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline.

See “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Investors in the Ordinary Shares are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands exempted company structured as a holding company. We face various legal and operational risks and uncertainties associated with being based in or having a portion of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, regulatory actions for virtual currency-related business activities and mining activities and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Item 3. Key Information—3.D. Risk Factors—Risks Relating to Doing Business in China.” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Assentsure PAC, our independent registered public accounting firm and our principal auditors, which replaced UHY, LLP an independent registered public accounting firm and our predecessor auditors, issues the audit report included elsewhere in this prospectus.

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The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCA Act. Such final rules establish procedures that the SEC will follow in (i) determining whether a registrant is a “Commission-Identified Issuer” (a registrant identified by the SEC as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction) and (ii) prohibiting the trading of an issuer that is a Commission-Identified Issuer for three consecutive years under the HFCA Act. The SEC began identifying Commission-Identified Issuers for the fiscal years beginning after December 18, 2020. A Commission-Identified Issuer is required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified.

As of the date of this prospectus, we have not been, and do not expect to be identified by the SEC under the HFCA Act. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s control including positions taken by authorities of the PRC.

See. in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus, “Item 3. Key Information-D. Risk Factors-Risks Related to Doing Business in China - The Holding Foreign Companies Accountable Act (HFCAA), together with recent joint statement by the SEC and PCAOB, Nasdaq rule changes, a determination by the PCAOB that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our ability to be listed on U.S. stock exchanges.

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2024

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ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

●	“Shares” or “Ordinary Shares” refer to our ordinary shares, par value US$0.003 per share;

●	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company,” “our group” and “our” refer to Chijet Motor Company, Inc., a Cayman Islands exempted company and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell our shares, debt securities and warrants or any combination of any of the foregoing having an aggregate initial offering price of up to US$200,000,000 from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at https://chijetmotors.com/investors/ , but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC’s website.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 30, 2024, or the 2023 Annual Report;

●	our reports on Form 6-K furnished with the SEC on May 7, 2024, May 17, 2024, June 5, 2024, June 12, 2024, June 28, 2024, July 3, 2024 and July 10, 2024; and

●	with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Hongwei Mu

Tel: +86-0535-2766221

No. 8, Beijing South Road

Economic & Technological Development Zone Yantai,

Shandong, CN-37 264006

People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	changes in applicable laws or regulations;

●	the actual performance of our technology in full-scale operation at customer locations;

●	the timing of revenue and expenditures;

●	the ability of ours to access sufficient capital to run its business;

●	assumptions regarding, and changes in, energy, material and labor prices;

●	the possibility that we might be adversely affected by other economic, business or competitive factors;

●	the future financial and business performance of us and our subsidiaries;

●	the performance of our technology in full-scale operations at customer locations;

●	the potential market size and the assumptions and estimates related thereto;

●	changes in the market for our products and services;

●	the outcome of any legal proceedings that might be instituted against us;

●	expansion and other plans and opportunities;

●	other factors in the “Item 3. Key Information - D. Risk Factors” section in the 2023 annual report.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

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OUR COMPANY

Overview

We are a Cayman Islands exempted company structured as a holding company and conduct our operations in China through Shandong Baoya and its subsidiaries. Our principal executive offices are located at No. 8, Beijing South Road, Economic & Technological Development Zone Yantai, Shandong, CN-37 264006 and our telephone number is +86-0535-2766221.

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on June 14, 2022. Our wholly owned subsidiary, Chijet Inc. was incorporated under the laws of the Cayman Islands on July 2, 2021. Chijet Inc., in turn, indirectly holds 85.17% interest in Shandong Baoya. In addition, Chijet Inc. indirectly holds 60.05% interest in FAW Jilin.

Our core operating entity, Shandong Baoya, was founded in 2009 and is one of the earliest companies in China to engage in the research and development, production and sales of new energy vehicles. Our subsidiaries mainly include Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd., Baoya New Energy Automobile Sale (Yantai) Co., Ltd., Xiangyang Yazhi New Energy Automobile Co., Ltd. (“Xiangyang Yazhi”), Xiangyang Yazhi New Energy Automobile Sale Co. Ltd., Bijie Yabei New Energy Automobile Co., Ltd. (“Bijie Yabei”), Dezhou Yitu New Energy Automobile Co., Ltd., Dezhou Yarui New Energy Automobile Co., Ltd (“Dezhou Yarui”), Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd. In 2019 we acquired our interest in FAW Jilin. Our primary operating entities are Shandong Baoya, and Shandong Baoya’s subsidiary, FAW Jilin. FAW Jilin has a subsidiary named FAW Jilin Automobile Sale Co., Ltd. and a branch named Shandong Branch of FAW Jilin.

On December 27, 2019, we acquired our interest in FAW Jilin Automobile Co., Ltd., which we refer to as “FAW Jilin.” Pursuant to the Agreement and Plan of Merger relating to this acquisition the purchase price was approximately $215 million (RMB 1.5 billion).

In preparation for listing on the U.S. Exchange Market via merging with a Special Purpose Acquisition Company traded in NASDAQ, the Company completed a reorganization by June 2023, which involved the following steps:

● On July 2, 2021, Chijet Inc. was incorporated under the laws of the Cayman Islands.

● On July 12, 2021, Baoya Technology Holdings Limited was incorporated in British Virgin Islands as a wholly-owned subsidiary of Chijet.

● On July 28, 2021, Baoyaev Group Limited was incorporated in Hong Kong as a wholly-owned subsidiary of Baoya Technology Holdings Limited.

● On October 21, 2021, Baoya New Energy (Shandong) Co., Ltd. (“WFOE”) was established in the PRC as a wholly-owned subsidiary of Baoyaev Group Limited.

By June 3, 2022, Chijet Inc. gradually acquired 85.172% stake in Shandong Baoya through its wholly-owned subsidiary WFOE via the following transactions: (1) WFOE acquired 17.245% stake in Shandong Baoya from two shareholders through 53,879,310 ordinary shares issued by Chijet Inc.; and (2) WFOE acquired 67.927% stake in Shandong Baoya from seven shareholders, individual and institutional, for total consideration of Renminbi (“RMB”)7. Upon the Baoya New Energy (Shandong) Co., Ltd.’s transaction, all seven shareholders entered into a voting agreement to vote consensually concerning operation and development matters of the Chijet and its subsidiaries. Given no change in control, the transaction is accounted for as business combination under common control.

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For financial reporting purposes, the acquisition of Shandong Baoya New Energy Vehicle Co., Ltd. represented a transaction between entities under common control, resulted in a change in reporting entity and required retrospective combination of entities for all periods presented, as if the combination had been in effect since the inception of common control. Accordingly, the consolidated financial statements of Chijet Inc. and subsidiaries reflect the accounting of the combined acquired subsidiaries at historical carrying values, except that equity reflects the equity of Chijet Inc.

On July 12, 2022, we entered into a definitive business combination agreement with Deep Medicine Acquisition Corp., a blank check, special purpose acquisition company incorporated in Delaware, and related support agreement, dated as of such date with this company and its sponsor, Bright Vision Sponsor LLC. On September 26, 2022 this business combination agreement and related supported agreement were terminated following expiration of a prescribed negotiation period in the business combination agreement. None of the parties were obligated to pay any penalties as a result of the termination, pursuant to the terms of the business combination agreement. During 2022, due to COVID-19 pandemic closures, we had approximately five months temporary suspensions of operation.

On October 25, 2022, Chijet Motor entered into the Business Combination Agreement with JWAC, Chijet Inc., the Sellers, Mu Hongwei in the capacity as the Seller Representative thereunder and Merger Sub. On June 1, 2023, as contemplated by the Business Combination Agreement, the Share Exchange occurred such that Chijet became a wholly-owned subsidiary of Chijet Motor, and the Merger Sub merged with JWAC such that JWAC became a wholly-owned subsidiary of Chijet Motor.

As a consequence of the Merger, the Chijet Motor Ordinary Shares are registered under the Exchange Act and listed on Nasdaq, and Chijet Motor is required to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Chijet Motor expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

On January 28, 2024, we engaged Assentsure PAC as our independent registered public accounting firm, to replace UHY, LLP. The change of independent registered public accounting firm was approved by the audit committee of the board of directors and the board of directors of our company on December 29, 2023. Assentsure PAC was engaged to audit and report on our consolidated financial statements as of and for the years ended December 31, 2023, 2022 and 2021.

UHY’s reports on the Company’s financial statements for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that UHY’s report for the fiscal years ended December 31, 2022 and 2021 included a paragraph indicating there was substantial doubt about the Company’s ability to continue as a going concern. Furthermore, during the Company’s two most recent fiscal years and in the subsequent interim period through December 29, 2023, there have been no disagreements with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to UHY’s satisfaction, would have caused UHY to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

For the fiscal years ended December 31, 2022 and 2021 and in the subsequent interim period through December 29, 2023, except for the material weaknesses in internal control over financial reporting reported by management in Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Form F-4/A filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 24, 2023, there were no other “reportable events” as that term is described in Item 16F (a)(1)(v) of Form 20-F.

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We have provided UHY with a copy of the above disclosure and requested that UHY furnish us with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the above statement. A copy of UHY’s letter dated January 4, 2024 is attached as Exhibit 99.1.

During the fiscal years ended December 31, 2022 and 2023 and in the subsequent interim period prior to our engagement of Assentsure PAC, neither we nor anyone on behalf of us has consulted with Assentsure PAC regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that UHY LLP concluded was an important factor considered by us in reaching a decision as to any accounting, audit, or financial reporting issue, (ii) any matter that was the subject of a disagreement pursuant to Item 16F(a)(1)(iv) of the instructions to Form 20-F, or (iii) any reportable event pursuant to Item 16F(a)(1)(v) of the instructions to Form 20-F.

Recent Developments

Beginning on July 8, 2024, the Company’s ordinary shares began trading on Nasdaq on a split adjusted basis. Upon effectiveness of the reverse stock split, every 30 shares of the Company’s issued and outstanding ordinary shares was automatically converted into one share of issued and outstanding ordinary shares. No fractional shares were issued as a result of the reverse stock split. Instead, any fractional shares that would have resulted from the split were rounded up to the next whole number.

On July 17, 2024, we received a demand letter from Greentree Financial Group, Inc. (“Greentree Financial”), L&H, Inc. (“L&H”), and Kim Chung Wong (“Wong”) for alleged violations of a Non-Redemption Agreements and Contingent Value Rights Agreement (“CVR”), and demanding that the Company register for resale 315,000 pre-split Downside Protection Shares for Greentree Financial; 379,946 pre-split Downside Protection Shares for L&H; and 380,000 pre-split Downside Protection Shares for Wong, as well as additional 150,436 post-split Downside Protection Shares to Greentree Financial;181,453 post-split Downside Protection Shares to L&H; and 181,479 post-split Downside Protection Shares to Wong. In addition, the demand is to release the alleged CVR shares: 51,733 post-split shares to Greentree Financial; 93,598 post-split shares to L&H; and 144,248 post-split shares to Wong. The letter also demanded $450,000 to Greentree Financial as alleged debt pursuant to the Greentree Financial Group Advisory Agreement executed on June 15, 2023.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and, if applicable, in any accompanying prospectus supplement before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

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●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

●	Cayman Islands exempted companies do not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. None of our directors and executive officers resides in Hong Kong, and their assets are primarily located outside Hong Kong. As a result, it may be difficult or impossible for you to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

We have appointed Puglisi as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Maples and Calder (Cayman) LLP, our legal counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely:

●	to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; and

●	in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or any state or territory within the United States so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from a United States court predicated upon the civil liabilities provision of the federal securities laws in the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC currently does not have any treaties or other form of reciprocity arrangement that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

Ordinary Shares, debt securities, warrants, subscription rights and units.

The following is a description of the terms and provisions of our shares, debt securities and warrants to purchase shares, or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the warrants, and, in certain cases, the ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our share capital is $30,000,000 divided into 10,000,000,000 shares of a nominal or par value of $0.003 each. As of the date of this prospectus, 5,356,905 ordinary shares were issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our ordinary shares.

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Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company is not required to open its register of members for inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings given for a period of up to 30 years);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our amended and restated memorandum and articles of association and the Companies Act.

Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable to holders of ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

●	the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

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The shareholders recorded in the register of members are deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Voting Rights

Each holder of ordinary shares is entitled to one vote for each share registered in their name on the register of members on all matters upon which the ordinary shares are entitled to vote. Voting at any general meeting is by poll.

General Meetings and Shareholder Proposals

A quorum required for a general meeting is the holders of a majority of the issued and outstanding ordinary shares in our company entitled to vote at general meetings, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Although not required by the Cayman Islands Companies Act or our amended and restated memorandum and articles of association, we expect to hold annual general meetings and such meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding in aggregate not less than one-third in par value of our issued shares that carry the right to vote at general meetings. Advance notice of at least 10 days is required for the convening of our annual general meeting and other general meetings.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and the amended and restated memorandum and articles of association of our company. A special resolution will be required for important matters such as change of name or making further changes to the amended and restated memorandum and articles of association of our company.

Transfer of ordinary shares

Subject to the restrictions of our amended and restated memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any Ordinary Share unless:

● the instrument of transfer is lodged with us, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

● the instrument of transfer is in respect of only one class of ordinary shares;

● the instrument of transfer is properly stamped, if required;

● in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; or

● the ordinary shares transferred are free of any lien in favor of ours.

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If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

On a winding up of our company, if the assets available for distribution among its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by its shareholders in proportion to the par value of the shares held by them.

Calls on ordinary shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by our board of directors or by a special resolution of our shareholders. We may also repurchase any of its shares provided that the manner and terms of such purchase have been agreed between the board of directors and the relevant shareholder or are otherwise authorized by its amended and restated memorandum and articles of association. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if we can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, we may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Islands Companies Act, the amended and restated memorandum and articles of association and Cayman Islands law, be varied either with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or its corporate records. However, we will provide our shareholders with annual audited financial statements.

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Changes in Capital

We may from time to time by ordinary resolution:

● increase our share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

● consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

● convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

● sub-divide its existing shares, or any of them into shares of a smaller amount that is fixed by the amended and restated memorandum and articles of association; and

● cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by us for an order confirming such reduction, we may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies’ legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands corporation, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands exempted companies and between Cayman Islands exempted companies and non-Cayman Islands exempted companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of each class of shareholders, or (b) a majority in number representing 75% in value of each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the due majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

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A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands exempted company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands exempted company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated memorandum and articles of association allow any two or more our shareholders, who together hold shares which carry in aggregate not less than ten percent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As an exempted Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors can be removed by a special resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to the Company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the unanimous written consent of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require the Company to disclose shareholder ownership above any particular ownership threshold.

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DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

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We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ordinary shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any general meeting for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

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●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for each ordinary share upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each shareholder;

●	the number and terms of the shares Ordinary Shares which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

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Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

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Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Carter Ledyard & Milburn LLP, our special United States counsel. The validity of the shares, to the extent governed by Cayman Islands law, will be passed upon for us by Maples and Calder (Cayman) LLP, our special legal counsel as to Cayman Islands law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements of Chijet Motor Company, Inc. as of December 31, 2023 and for the year ended December 31, 2023 and as of December 31, 2022 and for the year ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Assentsure PAC, an independent registered public accounting firm which replaced our predecessor auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The offices of Assentsure PAC are located in Singapore.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.	EXHIBITS

The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

ITEM 10.	UNDERTAKINGS

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1**	Amended and Restated Memorandum and Articles of Association

4.2*	Form of Indenture

4.3*	Form of Debt Security

4.4*	Form of Warrant

4.5*	Form of Warrant Agreement

4.6*	Form of Subscription Right Agreement (including form of Right Certificate)

4.7*	Form of Unit Certificate (including form of Unit Certificate)

5.1**	Opinion of Maples and Calder (Cayman Islands) LLP regarding the validity of the securities

23.1**	Consent of Assentsure PAC, Independent Registered Public Accounting Firm

23.3**	Consent of Maples and Calder (Cayman Islands) LLP (included in Exhibit 5.1)

24.1**	Powers of Attorney (included as part of signature page)

107**	Calculation of Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed with this registration statement on Form F-3.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, on August 6, 2024.

Chijet Motor Company, Inc.

By:	/s/ Mu Hongwei
Name:	Mu Hongwei
Title:	Chief Executive Officer and Director

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Mr. Mu Hongwei and Mr. Dongchun Fan as an attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Class A ordinary shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3, or the Registration Statement, to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 6, 2024.

Signature	Title

/s/ Mu Hongwei	Director and chief executive officer
Name: Mu Hongwei	(principal executive officer)

/s/ Zhang Jiannong	Director
Name: Zhang Jiannong

/s/ Dongchun Fan	Chief financial officer
Name: Dongchun Fan	(principal financial and accounting officer)

/s/ Wu Lichun	Director
Name: Wu Lichun

/s/ Huimin Li	Independent Director
Name: Huimin Li

/s/ Wenbo Wang	Independent Director
Name: Wenbo Wang

/s/ Ying Liu	Independent Director
Name: Ying Liu

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Chijet Motor Company, Inc., has signed this registration statement or amendment thereto in Newark, Delaware on August 6, 2024.

Authorized U.S. Representative

By:	/s/ Don Puglisi
Name:	Don Puglisi
Puglisi & Associates

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